                                   EXHIBIT 11

                                FOTOBALL USA, INC
                        COMPUTATION OF EARNINGS PER SHARE
                   12 MONTHS ENDED DECEMBER 31, 2000 AND 1999



         BASIC SHARES CALCULATION:

         Reconciliation of weighted average number of shares outstanding to amount used in basic earnings per share calculation:

                                                                               2000                  1999
                                                                          ----------------     -----------------
                 Weighted number shares outstanding                            3,576,472             3,011,044
                 Net income                                               $      179,271       $     2,646,066
                                                                          ----------------     -----------------
                 Basic Earnings per share                                 $          .05       $           .88
                                                                          ================     =================

         Reconciliation of weighted average number of shares outstanding to amount used in diluted earnings per share computation:

                                                                               2000                  1999
                                                                          ----------------     -----------------
                 Weighted number shares outstanding                            3,576,472             3,011,044
                 Add-shares from assumed option exercise                         144,480               190,450
                                                                          ----------------     -----------------
                                                                               3,720,952             3,201,494
                 Net income                                               $      179,271       $     2,646,066
                                                                          ----------------     -----------------
                 Basic Earnings per share                                 $          .05       $           .83
                                                                          ================     =================